Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference to this Registration Statement on Form S-1/A of Nocera, Inc. and its subsidiaries of our report dated May 06, 2025, except for Note 8 and 25 dated June 20, 2025, relating to the consolidated financial statements for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Enrome LLP

Singapore

December 12, 2025

PCAOB ID #6907